Exhibit 5.2

[Letterhead of Cadwalader, Wickersham & Taft LLP]

June 3, 2008

The Bear Stearns Companies Inc.

270 Park Avenue

New York, New York 10017

Bear Stearns Capital Trust III

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company and Bear Stearns Capital Trust III, a Delaware business Trust (the “Trust”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the outstanding senior and subordinated debt securities (collectively, the “Debt Securities”) of the Company, (ii) the outstanding Junior Subordinated Deferrable Interest Debentures (the “Debentures”) of the Company, (iii) the outstanding Preferred Securities (the “Preferred Securities”) of the Trust, and (iv) the outstanding guarantees by the Company (collectively, the “Guarantees”) of the Preferred Securities of the Trust. The Debt Securities have been issued by the Company pursuant to the terms of (a) the Indenture, dated as of May 31, 1991, as amended by the First Supplemental Indenture dated as of January 29, 1998 (the “Senior Indenture”), between the Company and The Bank of New York, as trustee (the “Senior Debt Securities Trustee”), or (b) the Indenture, dated as of November 14, 2006 (the “Subordinate Indenture”) between the Company and The Bank of New York, as trustee (the “Subordinated Debt Securities Trustee”). The Debentures have been issued by the Company pursuant to the terms of an indenture dated December 16, 1998, as amended by the First Supplemental Indenture dated as of December 16, 1998 and the Second Supplemental Indenture dated as of May 10, 2001 (the “Debenture Indenture”), between the Company and The Bank of New York, as trustee (the “Debenture Trustee”). The Guarantees were made pursuant to a Preferred Securities Guarantee Agreement, dated May 10, 2001 (the “Guarantee Agreement”) between the Company and The Bank of New York. The Registration Statement, the certificates representing the Debt Securities and the Debentures, the Senior Indenture, the Subordinate Indenture, the Debenture Indenture, the Guarantees and the Guarantee Agreement are collectively referred to herein as the “Transaction Documents.”

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents and in such certificates, agreements and instruments and other documents and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and delivery all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms.

We have also assumed that each of the Senior Indenture, the Subordinate Indenture, the Debenture Indenture, and the Guarantee Agreement is in consideration of or relates to an obligation arising out of a transaction covering in the aggregate not less than $1,000,000. We have further assumed that except as expressly referenced herein, the Senior Indenture, the Subordinate Indenture and the Debenture Indenture have not been amended or supplemented.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The senior Debt Securities, assuming they have been duly authorized and executed by the Company and authenticated and delivered by the Senior Debt Securities Trustee pursuant to the terms of the Senior Indenture, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and are entitled to the benefits provided by the Senior Indenture.

2.	The subordinate Debt Securities, assuming they have been duly authorized and executed by the Company and authenticated and delivered by the Subordinated Debt Securities Trustee pursuant to the terms of the Subordinated Indenture, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and are entitled to the benefits provided by the Subordinate Indenture.

3.	The Debentures, assuming they have been duly authorized and executed by the Company and authenticated and delivered by the Debenture Trustee pursuant to the terms of the Debenture Indenture, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and are entitled to the benefits provided by the Debenture Indenture.

4.	The Guarantees, assuming they have been duly authorized and executed by the Company, are legal, valid and binding obligations of the Company, enforceable against the

Company in accordance with the terms of the Guarantee Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption “Legal Opinions,” without admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Debt Securities, Debentures or Guarantees from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP
Cadwalader, Wickersham & Taft LLP